EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Medical Media Television, Inc. (the “Company”) on Form 10-QSB for the nine month period ending September 30, 2007 as filed with the Securities and Exchange Commission on December 13, 2007 (the “Report”), I, Michael Marcovsky, Interim Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, except that the report does not include reviewed interim financial statements by an independent accountant using professional review standards and procedures, although such a review is required; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Michael Marcovsky
Michael Marcovsky
Interim Chief Financial Officer
December 13, 2007

A signed original of this certification has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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